Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Series Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Series Portfolios Trust for the year ended October, 31 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Series Portfolios Trust for the stated period.

/s/ John Hedrick John Hedrick President, Series Portfolios Trust	/s/ Julie Keller Julie Keller Assistant Treasurer, Series Portfolios Trust
Dated: 12/28/18

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Series Portfolios Trust for purposes of Section 18 of the Securities Exchange Act of 1934.